United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
HERITAGE GLOBAL INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2021
San Diego, California

Dear Shareholders:

I am pleased to invite you to attend Heritage Global’s 2021 Annual Meeting of Shareholders on June 9, 2021 at 8:00 a.m. (Pacific Time). The safety of our shareholders is important to us, and given the current guidance by public health officials surrounding the ongoing coronavirus (COVID-19) pandemic and group gatherings, this year’s Annual Meeting will be a virtual meeting of shareholders held via a live audio webcast at www.virtualshareholdermeeting.com/HGBL2021. For more information on how to register and attend this year’s Annual Meeting, please refer to the Information About the Annual Meeting of Shareholders and Voting section which begins on page 1 of the enclosed proxy statement.

The Notice of Annual Meeting and Proxy Statement that follows describes those matters to be voted on at the meeting. Your proxy card and our 2020 annual report are also enclosed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we recommend that you vote your shares through the enclosed proxy card, by internet or by telephone, to ensure your shares are represented at the Annual Meeting.

Sincerely,

Ross Dove
President and Chief
Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2021
San Diego, California

The Annual Meeting of Shareholders (the “Annual Meeting”) of Heritage Global Inc., which we refer to as the “Company,” will be held on June 9, 2021 at 8:00 a.m. (Pacific Time). The safety of our shareholders is important to us, and given the current guidance by public health officials surrounding the ongoing coronavirus (COVID-19) pandemic and group gatherings, this year’s Annual Meeting will be a virtual meeting of shareholders held via a live audio webcast at www.virtualshareholdermeeting.com/HGBL2021. No physical meeting will be held. For more information on how to register and attend this year’s Annual Meeting, please refer to the Information About the Annual Meeting of Shareholders and Voting section which begins on page 1 of the enclosed proxy statement. The Annual Meeting will be held for the following purposes:

1.	To elect J. Brendan Ryan and Barbara Sinsley as Class III directors;

2.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021;

3.	To approve, on an advisory, non-binding basis, the Company’s compensation of its named executive officers as disclosed in the attached Proxy Statement;

4.	To consider and act upon a non-binding, advisory proposal on the frequency of the advisory vote on the Company’s compensation of its named executive officers; and

5.	To transact such other business, if any, as may be properly brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 14, 2021, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. The Company will make a list of shareholders available electronically on the virtual meeting website during the Annual Meeting for those attending the meeting.

You are requested to vote on these proposals whether or not you plan to attend the annual meeting. If you do not attend and vote, you can vote in one of three ways: (i) complete, sign and date the enclosed proxy card and return it promptly; (ii) vote by internet pursuant to the instructions on the enclosed proxy card; or (iii) vote by telephone pursuant to the instructions on the enclosed proxy card. Your vote is important and very much appreciated. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement. For further information regarding the individuals nominated as directors, the proposals being voted upon, use of the proxy and other related matters, you are urged to read the enclosed Proxy Statement.

By Order of the Board of Directors,

Ross Dove
President and Chief
Executive Officer

HERITAGE GLOBAL INC.
12625 High Bluff Drive, Suite 305
San Diego, California 92130

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING OF
SHAREHOLDERS AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Heritage Global Inc., which we refer to as “Heritage Global,” “we,” “us,” “our” or the “Company,” is soliciting your proxy to vote at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). A copy of our 2020 Annual Report to Shareholders (with Form 10-K for the year ended December 31, 2020) accompanies this Proxy Statement.

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing printed copies of those materials to each shareholder. On or about April 26, 2021, we began mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2020 Annual Report to Shareholders. The Proxy Notice also instructs you on how to access your proxy card electronically to vote via the Internet or by telephone. This Proxy Notice is not a form for exercising your voting rights as a shareholder; the Proxy Notice merely presents an overview of our collective proxy materials. We encourage you to review our full proxy materials before voting on the proposals set forth herein.

Our proxy materials may be amended or supplemented in accordance with applicable law. This process is designed to expedite the shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. Shareholders who would prefer to continue to receive printed proxy materials should follow the instructions included in the Proxy Notice.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply vote in accordance with the instructions contained in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

JUNE 9, 2021: THIS PROXY STATEMENT, THE FORM OF PROXY CARD AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020 ARE AVAILABLE, FREE OF CHARGE, AT WWW.PROXYVOTE.COM.

How can I attend the Annual Meeting?

Our Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by a live audio webcast. You are entitled to participate in the Annual Meeting only if you are a stockholder of record as of the close of business on April 14, 2021, the record date, or hold a valid proxy for the Annual Meeting. No physical in-person meeting will be held.

You do not have to register in advance to attend the virtual meeting. To attend and participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/HGBL2021 and enter the 16-digit control number included on your proxy card. Whether or not you plan to attend the virtual annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described under “Voting and Other Information” below. During the meeting, you may submit questions, vote, and examine our shareholder list.

The online meeting will begin promptly at 8:00 a.m. (Pacific Time) on June 9, 2021. We encourage shareholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 8:00 a.m. start time, to ensure you can hear the streaming audio before the Annual Meeting starts. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual meeting website, www.virtualshareholdermeeting.com/HGBL2021. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plug-ins. Please ensure that you have a strong internet connection wherever you intend to participate in the meeting.

A link to a replay of the Annual Meeting will be available on the Investors Relations section of our website (www.hginc.com) under “Shareholder Meetings” approximately 24 hours after the meeting ends and will remain available on our website for one month following the meeting.

Can I ask questions at the virtual Annual Meeting?

Shareholders as of our record date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/HGBL2021 will have an opportunity to submit questions live via the internet during a designated portion of the meeting. Shareholders must have available their 16-digit control number included on their proxy card. Once past the log-in screen, shareholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the meeting rules of conduct during the annual meeting of stockholders, subject to time constraints.

What Proposals Will Be Voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	The election of Brendan Ryan and Barbara Sinsley as Class III directors (“Proposal No. 1”).

•	The ratification of the appointment of Baker Tilly US, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021 (“Proposal No. 2”);

•	The approval, on an advisory, non-binding basis, of the Company’s compensation of its named executive officers as disclosed in this Proxy Statement (“Proposal No. 3”); and

•	The approval, on an advisory, non-binding basis, of the frequency of the advisory vote on the Company’s compensation of its named executive officers (“Proposal No. 4”).

Our Board of Directors (the “Board”) recommends that you vote your shares (1) “FOR” each of the nominees of the Board; (2) “FOR” the ratification of the appointment of Baker Tilly US, LLP as our independent auditor for the fiscal year ending December 31, 2021; (3) “FOR” advisory approval of the Company’s compensation of its named executive officers as disclosed in this Proxy Statement; and (4) “EVERY THREE YEARS” for the advisory, non-binding vote on the Company’s compensation of its named executive officers.

VOTING AND OTHER INFORMATION

Who Is Entitled to Vote?

April 14, 2021 is the record date for the Annual Meeting. If you owned shares of our common stock or Series N Preferred Stock at the close of business on April 14, 2021, you are entitled to vote. As of April 14, 2021, we had 35,672,477 shares of common stock and 568 shares of Series N Preferred Stock outstanding and entitled to vote at the Annual Meeting.

How Many Votes Do I Have?

As of April 14, 2021, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of common stock is entitled to one vote for each share of common stock held on the record date on all matters to be voted on, and each share of Series N preferred stock is entitled to 40 votes, voting together and not as a separate class, on an “as converted” basis.

Class of Stock	Shares Outstanding	Equivalent Vote
Common Stock	35,672,477	35,672,477
Series N Preferred Stock	568	22,720
Total Votes at Special Meeting of Stockholders	35,673,045	35,695,197

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Many of our shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by Heritage Global. As the shareholder of record, you have the right to grant your voting proxy to the proxies listed on the proxy card or to vote online in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may only vote these shares in accordance with materials and instructions provided by your broker or other nominee for voting your shares, which may also allow you to use the internet or a toll free telephone number to vote your shares.

How Do I Vote at the Annual Meeting?

All shareholders may vote at the Annual Meeting by logging into www.virtualshareholdermeeting.com/HGBL2021 and following the instructions provided on the website. If your shares are registered in your name, to vote you will need your 16-digit Control Number provided with your proxy card. If you are a beneficial owner (i.e. your shares are held in the name of your broker or bank), please refer to “How can I attend the Annual Meeting?” above for information on how to register to attend the Annual Meeting in order to vote your shares at the Annual Meeting.

How Do I Vote by Proxy?

If you are a shareholder of record, you can vote by mailing in the enclosed proxy card or you can use one of the alternatives below:

•	by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your proxy card; or

•
by voting on the Internet. To vote on the Internet, go to the website address indicated on your proxy card to complete an electronic proxy card. You will be asked to provide the control number from the proxy card.

Please refer to the specific instructions set forth on the enclosed proxy card. In addition, please have the validation details, located on the proxy card, available when voting your shares. If you choose to vote your shares by telephone or through the internet, there is no need for you to mail back your proxy card.

If you hold your shares in street name, your broker or other nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll free telephone number to vote your shares.

May I Revoke My Proxy?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. To revoke your proxy:

•	Send in another signed proxy with a later date;

•	Send a letter revoking your proxy to Heritage Global Inc.’s Secretary at 12625 High Bluff Drive, Suite 305, San Diego, California, 92130;

•	Submit another vote by telephone or over the internet; or

•	Attend the Annual Meeting and vote your shares in person online before your proxy is exercised at the Annual Meeting.

If you hold your shares in street name, your broker or other nominee will provide you with instructions on how to revoke your proxy.

What Votes Need to be Present to Hold the Annual Meeting?

To have a quorum for our Annual Meeting, persons must be present, in person or by proxy, representing a majority of the shares issued and outstanding and entitled to vote at the meeting.

What Vote Is Required to Approve Each Proposal?

Election of Directors
The election of each of the nominees for Class III director requires a plurality of the votes cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Ratification of Appointment of Independent Auditor
The ratification of the appointment of Baker Tilly US, LLP as independent auditor for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote.

Advisory Vote on Executive Compensation
The approval, on an advisory, non-binding basis, of the Company’s compensation of its named executive officers requires the affirmative vote of a majority of the votes entitled to be cast by shareholders who are present in person or represented by proxy at the Annual Meeting and entitled to vote.

Advisory Vote on Frequency of Advisory Vote on Executive Compensation
The vote, on an advisory, non-binding basis, on the frequency of the advisory vote on the Company’s compensation of its named executive officers requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.

How Are Votes Counted?

For Proposal No. 1, your vote may be cast “FOR” the nominee or your vote may be “WITHHOLD” with respect to the nominee. For Proposal No. 2 and Proposal No. 3, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” For Proposal No. 4, your vote may be “EVERY YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS.”

How Would My Shares Be Voted if I Do Not Specify How They Should Be Voted?

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast at the meeting or by proxy.

As noted above, if your shares are held in a stock brokerage account or by another nominee, your broker or nominee will provide you with materials and instructions for you to use in directing your broker or nominee as to how to vote your shares. New York Stock Exchange (“NYSE”) Rule 452 provides that brokers and other nominees may not exercise their voting discretion on specified non-routine matters without receiving instructions from the beneficial owner of the shares. Because Rule 452 applies specifically to securities brokers, virtually all of whom are governed by NYSE rules, Rule 452 applies to all companies listed on a national stock exchange, including companies (such as the Company) listed on the Nasdaq stock market (the “Nasdaq”).

We expect that the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021 (Proposal No. 2) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker or other nominee, that person will have discretion to vote your shares on Proposal No. 2 if you fail to provide instructions. On the other hand, the election of Class III directors (Proposal No. 1), the approval of named executive officer compensation (Proposal No. 3), and the approval of the frequency of the advisory approval of named executive officer compensation (Proposal No. 4) will be considered “non-routine” matters. Thus, if you do not give your broker or other nominee specific instructions on how to vote your shares with respect to Proposal Nos. 1, 3, and 4, your broker or other nominee will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker or other nominee fails to vote your shares for any reason. Therefore, if you hold your shares through a broker or other nominee, please instruct that person regarding how to vote your shares on at least Proposal No. 1, Proposal No. 3, and Proposal No. 4.

What Is the Effect of Broker Non-Votes, Abstentions and Withhold Votes?

With respect to Proposal No. 1, you may vote “FOR” or “WITHHOLD” for each director nominee. A vote to withhold or a broker non-vote will not affect the outcome of the election, because each director nominee is elected by plurality (more votes than any other nominee for the seat). With respect to Proposal No. 2 and Proposal No. 3, abstentions have the same effect as negative votes because, in order to pass, each of Proposal No. 2 and Proposal No. 3 must receive affirmative votes by a majority of the votes present at the meeting and entitled to be cast. Abstentions are shares present and entitled to be cast, but not affirmative votes. Abstentions do not have an effect on Proposal No. 4, as the advisory vote is determined based on a plurality of all votes cast on the proposal. We do not expect broker non-votes for Proposal No. 2 (because it is a routine matter), but any broker non-votes would not affect Proposal No. 2, because they are neither entitled to be cast nor affirmative votes. Broker non-votes could affect Proposal No. 3 because such votes are entitled to be cast and would not be affirmative votes. Broker non-votes will not have any effect on Proposal No. 4.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, e-mail or other electronic means of communication or in person. We will reimburse our transfer agent and brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Where Can I Find the Voting Results?

We will publish the voting results by filing a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting.

Do Directors Attend the Annual Meeting?

Although we do not have a formal policy regarding director attendance at shareholder meetings, we encourage our directors to attend our annual meeting of shareholders and special meetings of shareholders.

Can a Shareholder Communicate Directly with Our Board? If So, How?

Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Secretary of Heritage Global at 12625 High Bluff Drive, Suite 305, San Diego, California, 92130.

All communications received as set forth in the preceding paragraph will be opened by an executive officer of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising or promotions of a product or service, or are not patently offensive material, will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the executive officers will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS

General

Our Amended and Restated Bylaws (the “Bylaws”) divide our Board into three classes with the terms of office of each class ending in successive years. Our Bylaws empower our Board to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next election of the class for which such director was chosen.

Following a recommendation from the Corporate Governance Committee, our Board has nominated Brendan Ryan and Barbara Sinsley for election as Class III directors of the Company to serve a three-year term to expire at the annual meeting of shareholders in 2024.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
THESE NOMINEES AS DIRECTORS OF THE COMPANY.

Each of the nominees has consented to being named as a director nominee in this Proxy Statement and has agreed to serve for the three-year term to which he or she has been nominated, if elected. It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board. We know of no reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next election of the class for which such director was chosen.

We have set forth below information with respect to the nominees for election as director proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

Nominees for Election at this Annual Meeting (To Terms Expiring in 2024)

Barbara Sinsley, age 58, has served as a Class III director of the Company since she was appointed by the Board in June 2020. Ms. Sinsley specializes in working with technology and fintech platform service providers focused in payments, security, compliance, and data privacy. Ms. Sinsley currently serves as Chief Legal Officer and is on the Board of Directors for Remitter USA Inc., a fintech company and also serves as Chief Legal Officer for meldCX USA Inc., a commercial app building company. Previously, Ms. Sinsley was the General Counsel and Chief Compliance Officer of FactorTrust Inc., a credit reporting agency sold to TransUnion. Ms. Sinsley has worked closely with the CFPB, Federal Trade Commission, and state legislatures to craft legislation and solutions for the consumer finance industry and consumers.

J. Brendan Ryan, age 79, has served as a Class III director of the Company since August 2011. Mr. Ryan has had a distinguished career in the advertising industry, most recently serving as the global CEO of Foote Cone & Belding Worldwide (now FCB), and as the Chairman and Chairman Emeritus from June 2005 to December 2010. He has served on the boards of several public companies and currently serves as a board member of several non-profit corporations. Mr. Ryan has extensive experience at the board level with respect to the workings of public companies. Mr. Ryan received his Bachelor of Arts in history from Fordham College and his Master of Business Administration in marketing from the Wharton Graduate School of the University of Pennsylvania.

Directors Whose Terms of Office Will Continue after this Meeting

Directors Whose Terms Expire in 2022

Samuel L. Shimer, age 57, was appointed as a Class I director in April 2001 before being appointed as Chairman of the Board in March 2020. Mr. Shimer has extensive expertise in mergers and acquisitions, including transactions that occurred while he was an officer of the former parent of the Company, Street Capital, where he was initially employed as a Senior Vice President, Mergers & Acquisitions and Business Development in July 1997. He was appointed Managing Director in February 2000 and he terminated his employment with the Company in February 2004. Mr. Shimer is currently Managing Director of SLC Capital Partners, LLC, a private equity fund management company that he co-founded in 2010.  Mr. Shimer serves as Chairman and CEO of Salon Professional Education Company, LLC, a franchisor of cosmetology schools, and on the board of two other private companies. Mr. Shimer earned a Bachelor of Science in economics from The Wharton School of the University of Pennsylvania, and a Master of Business Administration degree from Harvard Business School.

Kelly Sharpe, age 56, has served as a Class I director of the Company since November 2020. Ms. Sharpe brings over 25 years of extensive financial, operational and senior management experience in both public and private venture backed high growth companies.  She also has valuable expertise across several industries including many years in the Industrial Asset and Valuation sector at DoveBid Inc., helping to guide the growth of that company’s revenue 10X in the first three years of operation.  Ms. Sharpe started her career in public accounting with KPMG International in the San Francisco Bay Area.  She currently serves as President of Exec Xcel Inc., an executive consulting and coaching company. Previously Ms. Sharpe held executive positions as CEO of Sharpe Energy Services in the energy sector, Chief Financial Officer for Openwave Mobility and Chief Financial Officer of Openwave Messaging in the mobile telecommunications Industry, and Chief Financial Officer for Carrier IQ, Inc., a provider of mobile service intelligence solutions to the wireless industry.  Ms. Sharpe graduated from Clarkson University in New York with a Bachelor of Science degree in Accounting and Law and holds an AAS degree from the State University of New York - Canton.

Ross Dove, age 68, the Chief Executive Officer and President of the Company, was appointed by the Board as a Class I director in May 2015. Mr. Ross Dove was appointed our Chief Executive Officer in May 2015 and has served as Co-Managing Partner of Heritage Global Partners, Inc., a Company subsidiary (“HGP”) since its founding in October 2009.  Together with his brother, Kirk Dove, Mr. Ross Dove joined our company when HGI acquired HGP in February 2012. Mr. Dove began his career in the auction business over thirty years ago, beginning with a small family-owned auction house and helping to expand it into a global firm, DoveBid, which was sold to a third party in 2008. The Messrs. Dove remained as global presidents of the business until September 2009, and then formed HGP in October 2009. During his career, Mr. Dove has been actively involved with advances in the auction industry such as theatre-style auctions, which was a first step in migrating auction events onto the Internet. Mr. Dove has been a member of the National Auctioneers Association since 1985, and a founding member of the Industrial Auctioneers Association. He served as a director of Critical Path from January 2002 to January 2005 and has served on the boards of several venture funded companies. Ross Dove is the brother of Kirk Dove and uncle of Nicholas Dove.

Directors Whose Terms Expire in 2023

Michael Hexner, age 68, has served as a Class II director of the Company since August 2016.  Mr. Hexner has expertise and extensive experience in executive leadership with growing businesses.  Mr. Hexner co-founded Wheel Works in 1976, and grew the business, as its Chief Executive Officer, to become the largest independent tire chain in the United States.  Mr. Hexner was the co-founder of Pacific Leadership Group in 2001, served as the Chairman and Chief Executive Officer of both SmartPillars and DealerFusion, was President of the Northern California Golf Association and Youth on Course.  Mr. Hexner currently serves as Chief Operating Officer of LeadLander, special advisor to the Chief Executive Officers of Laboratory Equipment Company, Brooks Motor Cars, LinkedInListings, Crossroads Photonics, Rondo Energy and is managing partner for The Lane. Mr. Hexner received a Bachelor of Arts in political philosophy from Williams College, completed an executive management program at The Haas School of Business of the University of California, is a certified FINRA arbitrator and received a master’s degree in negotiation and dispute resolution from Creighton University.

David Ludwig, age 63, was appointed by the Board as a Class II director in March 2021 to fill the vacancy created by the recent resignation of Allan Silber. Mr. Ludwig currently serves as the President of Heritage Global’s Financial Asset division, which comprises the Company’s National Loan Exchange (“NLEX”) and Heritage Global Capital subsidiaries. He joined Heritage Global in 2014, with the Company’s acquisition of NLEX, which he developed from its start as a post-Resolution Trust Corporation (RTC) sales outlet to the nation’s leading broker of charged-off credit card and consumer debt accounts. With more than 25 years of experience in the financial industry, Mr. Ludwig is considered a leading pioneer in the debt sales industry, and has been a featured speaker at many industry conferences. He has also been quoted in numerous publications including the New York Times, LA Times, Collections and Credit Risk, Collector Magazine, and serves as consultant and expert witness within the industry.  Since introducing NLEX to financial institutions in the early 1990’s, Mr. Ludwig has supervised the sale of over 5,000 portfolios with face value of $150 billion. Mr. Ludwig holds a Bachelor of Science Degree in Economics from the University of Illinois.

CORPORATE GOVERNANCE

Overview

In General

Our Board has adopted corporate governance policies, including a Code of Conduct (“Code of Conduct”), and charters for each of our Compensation Committee, Audit Committee, and Corporate Governance Committee. The full text of our Code of Conduct and each committee charter is available in the Investor Relations—Corporate Profile & Governance section of our internet website located at www.hginc.com. A copy of the Code of Conduct is also available in print, free of charge, to any shareholder who requests it by writing to Heritage Global Inc., 12625 High Bluff Drive, Suite 305, San Diego, California, 92130. We intend to post amendments to or waivers from, if any, our Code of Conduct at this location on our website, in each case to the extent such amendment or waiver would otherwise require the filing of a Current Report on Form 8-K pursuant to Item 5.05 thereof. Information contained on our website is not a part of this Proxy Statement and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

In addition, you may request copies of the Code of Conduct and the committee charters by contacting the Company using the following information:

Telephone: (203) 972-9200
E-mail: investorrelations@hginc.com

Other Corporate Governance Highlights

•	Only independent directors serve on our Audit and Corporate Governance Committees, and our Compensation Committee is composed solely of outside directors.

•	Our Audit Committee appoints, determines the compensation of and oversees the work of our independent auditors. It also has the authority to retain outside advisors.

•
Our Compensation Committee evaluates the performance of the Chief Executive Officer and other senior executives based on corporate goals and objectives and determines and approves their compensation levels based on this evaluation and in accordance with any applicable employment agreement then in effect.

•
Our Board has adopted a Code of Conduct applicable to all members of our Board, officers, employees and our subsidiaries. The Code of Conduct addresses, among other things, legal compliance, conflicts of interest, corporate opportunities protection and proper use of Company assets, confidential and proprietary information, integrity of records, compliance with accounting principles and relations with government agencies. Any amendments to, or waivers from, our Code of Conduct will be posted on our internet website promptly following the date of such amendment or waiver, in each case to the extent such amendment or waiver would otherwise require the filing of a Current Report on Form 8-K pursuant to Item 5.05 thereof.

•
Under our Code of Conduct, directors, employees and officers are required to report service as a director, officer, employee or consultant to any supplier or customer of the Company. The Company may prohibit membership by officers or employees on any board of directors or trustees where such membership might conflict with the best interests of the Company.

•
Our Code of Conduct includes policies with respect to insider trading, applicable to all directors, officers and employees, their family members and entities controlled by them, which prohibits, among other things, trading in securities of the Company or others while in possession of material non-public information.

•	We do not have a shareholder rights plan.

Board of Directors

Our Board oversees our business and monitors the performance of management. The Board does not involve itself in day-to-day operations. The directors keep themselves informed by discussing matters with the President and Chief Executive Officer, other key executives and our principal external advisors, such as legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

 The Board meets quarterly to review the Company’s operating results, annually to review and approve the Company’s strategy and budget, and periodically throughout the year as necessary. Material matters such as acquisitions and dispositions, investments and business initiatives are approved by the full Board. The Board met five times during 2020. All directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held during the year ended December 31, 2020.

Director Independence

Our Board has affirmatively determined that each director other than Messrs. Dove and Ludwig are “independent,” as defined by the Nasdaq Stock Market Rules. Under the Nasdaq Stock Market Rules, a director can be independent only if the director does not trigger a categorical bar to independence and our Board affirmatively determines that the director does not have a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment by the director in carrying out the responsibilities of a director.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company should maintain flexibility to select our Chairman and Board leadership structure from time to time. Thus, the Company does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer. The Company’s Restated By-laws permit the Board to choose a Chairman of the Board from among its members, and the position of Chairman of the Board is currently held by Samuel L. Shimer. The directors believe that, at the Company’s current stage, Mr. Shimer’s history with the

Company, combined with his knowledge of its operations and strategic goals, make him qualified to serve as Chairman of the Board. In addition, the Board does not believe, based on the Company’s current size and scale of operations, a lead independent director is necessary to effectively oversee the Company’s strategic priorities. The positions of President and Chief Executive Officer of the Company are currently held by Ross Dove. The directors believe that, at the Company’s current stage, Mr. Dove’s in-depth knowledge of the Company’s operations, strategic goals, and expansive industry experience make him qualified to serve as Chief Executive Officer. The Board believes that this governance structure, which separates the Chairman and Chief Executive Officer roles, promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. Our Audit Committee, Compensation Committee, and Corporate Governance Committee consist exclusively of members who the Board has affirmatively determined qualify as independent directors under the applicable requirements of the Nasdaq Stock Market Rules. All of our committee charters are available on the Investor Relations page of our website, www.hginc.com.

Audit Committee

The Audit Committee is composed entirely of directors, whom the Board has affirmatively determined are independent of the Company and its management as defined by the Nasdaq Stock Market Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Kelly Sharpe, Samuel Shimer, and Barbara Sinsley. Ms. Sharpe serves as chair of the Audit Committee.

The Board has also determined that each member of the Audit Committee satisfies the financial literacy requirements of the Nasdaq Stock Market Rules and that Ms. Sharpe is an “audit committee financial expert,” as that term is defined under Item 407(d) of Regulation S-K. In making its determination that Ms. Sharpe qualifies as an “audit committee financial expert,” the Board considered her education and the nature and scope of Ms. Sharpe’s prior experience. The members of the Audit Committee are reviewed at least annually by the Board.

The primary purpose of our Audit Committee is to oversee the integrity of our financial statements, our financial reporting process, the independent accountants’ qualifications and independence, the performance of the independent accountants and our compliance with legal and regulatory requirements on behalf of our Board. In particular, our Audit Committee performs the following key functions, among others:

•
reviewing our financial statements, reports, earnings press releases and other financial information (including internal procedures used in the preparation thereof) in conjunction with management and the independent auditor;

•	appointing our independent auditor and approving all audit and engagement compensation and terms, as well as all permitted non-audit services by our independent auditors, and meeting with our independent auditors to review and discuss certain financial measures;

•	reviewing the adequacy and effectiveness of our internal controls regarding accounting and financial matters;

•	reviewing and addressing conflicts of interests of directors and executive officers; and

•	reporting regularly to the full Board.

Additional information regarding our Audit Committee and its processes and procedures for the consideration and approval of related person transactions can be found under the heading “Certain Relationships and Related Party Transactions.”

This Committee met four times in 2020.

Compensation Committee

The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the Nasdaq Stock Market Rules. The members of the Compensation Committee are Samuel Shimer, Brendan Ryan, and Michael Hexner, with Mr. Shimer serving as chair of the Compensation Committee.

The principal responsibilities of our Compensation Committee are to assist our Board by ensuring that our officers and key executives are compensated in accordance with our total compensation objectives and policies and to develop and implement these objectives and policies. In particular, the Compensation Committee is responsible for the following key functions, among others:

•	reviewing and approving corporate goals and objectives of executive compensation; and

•	evaluating and approving the compensation and benefits of our executive officers and approving compensation for new executive officers hired.

The Compensation Committee met four times in 2020.

Corporate Governance Committee

The Corporate Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the Nasdaq Stock Market Rules. The members of the Corporate Governance Committee are Barbara Sinsley and Michael Hexner. Ms. Sinsley serves as chair of the Corporate Governance Committee.

The purpose of our Corporate Governance Committee is to assist in shaping the corporate governance of the Company, and exercise general oversight with respect to nominations to, and the governance of, the Board and related federal securities laws matters. The primary responsibilities of the Corporate Governance Committee include:

•	taking a leadership role in shaping the Company’s corporate governance policies and practices;

•	reviewing the Corporation’s Code of Conduct;

•	recommending the slate of director nominees for election to the Board at the annual meeting of shareholders;

•	identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings; and

•	overseeing management’s development and succession planning.

The Corporate Governance Committee met one time in 2020.

Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, cybersecurity, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for overseeing the quality and integrity of the Company’s financial statements and other financial information, financial reporting process, internal controls and procedures for financial reporting and internal audit function. In addition, the Audit Committee strives to provide an open avenue of communication among the Company’s independent auditor, management and the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. Each committee regularly reports to the Board.

Directors Nomination Process

The Corporate Governance Committee has responsibility for the director nomination process. The Corporate Governance Committee identifies potential nominees for directors from various sources, including recommendations by management. The Corporate Governance Committee then reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. The Corporate Governance Committee considers, among other things, a potential director’s independence and conflicts of interests, character and integrity, financial literacy, education and business experience and available time to devote to Board matters. The Corporate Governance Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that would enhance the Board’s ability to serve the long-term interests of our shareholders. In addition, the Corporate Governance Committee has made a concerted effort in recent years to identify female candidates. The Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. The Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as other diversity concepts such as race and gender. The Corporate Governance Committee’s objective is to assemble a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders. The Corporate Governance Committee believes these practices have been effective.

The Corporate Governance Committee will consider a shareholder’s recommendation for director, but the Corporate Governance Committee has no obligation to nominate such candidates for election by the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should mail it to: Secretary, Heritage Global Inc., 12625 High Bluff Drive, Suite 305, San Diego, California, 92130. No person recommended by a shareholder will become a nominee for director and be included in the Company’s Proxy Statement unless the Corporate Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders’ meeting, that shareholder must comply with Article V, Section 8 of the Company’s Restated By-laws as described below under “Shareholder Proposals for the 2022 Annual Meeting of Shareholders.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

Pursuant to an agreement reached between our CEO and President Mr. Ross Dove and former Board member Mr. Emmett DeMoss, and further approved by the remaining Board members, one-half of Mr. Dove’s 2019 bonus was paid to Mr. Dove and the other half was paid directly to Mr. DeMoss from the Company in consideration of Mr. DeMoss’ ongoing strategic consulting services. In 2020, the Company paid Mr. DeMoss $31,483 and granted him 15,000 stock options as compensation for providing consulting services to the Company subsequent to his resignation from the Board in May 2020.

As part of the operations of NLEX, the Company leases office space in Edwardsville, IL that is owned by Mr. Ludwig, Director and President of the Company’s Financial Assets Division (which encompasses NLEX). The total amount paid to the related party was approximately $110,000 and $108,000 for the years ended December 31, 2020 and 2019, respectively, and is included in selling, general and administrative expenses in the consolidated income statement included in our Annual Report on Form 10-K.  All of the payments in both 2020 and 2019 were made to Mr. Ludwig.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock and Series N Preferred Stock, as of April 14, 2021, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each continuing director;

•	each of our named executive officers; and

•	all continuing directors and executive officers as a group.

As of April 14, 2021, there are 35,672,477 shares of common stock and 568 shares of Series N preferred stock issued and outstanding. Each share of Series N preferred stock is entitled to 40 votes.

 Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days after the measurement date. The information in the table below is based on information supplied by our directors and executive officers and public filings.

Except as otherwise indicated, we believe that the beneficial owners of the common stock and Series N Preferred Stock listed below have sole investment and voting power with respect to their shares, except where community property laws may apply. Unless otherwise indicated, we deem shares of common stock subject to options that are exercisable within 60 days of April 14, 2021 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person. The percentage of shares beneficially owned is based on 35,672,477 shares of our common stock and 568 shares of our Series N Preferred Stock outstanding as of April 14, 2021. Except as otherwise indicated, the address of each person or entity named below is the address of the Company, 12625 High Bluff Drive, Suite 305, San Diego, California, 92130. We are not aware of any arrangements, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change of control of the registrant.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage of Common Stock Beneficially Owned
Allan C. Silber	3,812,052		10.7%
Topline Capital Partners, LP	4,420,000	(3)	12.4%
Ross Dove	2,169,085	(4)	6.0%
Zachary Capital L.P.	1,613,454	(5)	4.5%
David Ludwig	1,050,105	(6)	2.9%
Samuel L. Shimer	193,389	(7)	*	%
J. Brendan Ryan	180,000	(8)	*	%
Michael Hexner	76,026	(9)	*	%
Nicholas Dove	58,184	(10)	*	%
Barbara Sinsley	—		*	%
Kelly Sharpe	—		*	%
All Executive Officers and Directors as a Group (10 people)	4,029,239		11.0%

*	Indicates less than one percent.

(1)
Unless otherwise noted, each person or entity named as beneficial owner has sole voting and dispositive power with respect to the shares of stock owned by each of them. All addresses are c/o Heritage Global Inc. unless otherwise indicated.

(2)
As to each person or entity named as beneficial owners, that person’s or entity’s percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days of April 14, 2021 have been exercised or converted, as the case may be.

(3)
Unrelated third party with beneficial ownership greater than 5.0%, based solely upon a Schedule 13G/A filed on February 13, 2020 with the SEC.  Topline Capital Partners, LP’s address is 2913 3rd Street, Unit 201, Santa Monica, CA 90405.

(4)	Includes 325,000 shares of common stock issuable pursuant to options.

(5)
Unrelated third party with beneficial ownership greater than 5.0%, based solely upon a Schedule 13G filed on July 21, 2015 with the SEC.  Zachary Capital L.P.’s address is 12 Castle Street, Helier, Jersey, JE2 3RT.

(6)	Includes 232,500 shares of common stock issuable pursuant to options. Mr. Ludwig’s address is c/o National Loan Exchange Inc., 10 Sunset Hills Professional Center, Floor 1, Edwardsville, IL 62025.

(7)	Includes 70,000 shares of common stock issuable pursuant to options.

(8)	Includes 70,000 shares of common stock issuable pursuant to options.

(9)	Includes 50,000 shares of common stock issuable pursuant to options.

(10)	Includes 45,000 shares of common stock issuable pursuant to options.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The Company’s executive officers as of April 26, 2021 are:

•	Ross Dove;

•	James Sklar;

•	Brian Cobb;

•	David Ludwig; and

•	Nicholas Dove.

Ross Dove—The principal occupation and employment experience of Mr. Dove during the last five years is set forth above under the heading “Proposal No. 1: Election of Class III Directors—Directors Whose Terms of Office Will Continue after this Meeting.”

James Sklar, age 55, currently serves as our Executive Vice President, General Counsel, and Secretary and has served in such capacities since May 2015. From June 2013 to May 2015, Mr. Sklar served as the Executive Vice President and General Counsel of Heritage Global Partners, Inc. Mr. Sklar has more than three decades of relevant legal expertise serving leading worldwide asset advisory and auction services firms.  Throughout his career, Mr. Sklar has played a key role in establishing relationships with global alliance partners and implementing international contracts as well as expanding the adoption of the auction sale process in North America, Europe, Asia and Latin America.  Mr. Sklar is responsible for all of the Company’s legal matters including negotiating global transactional business alliance documents, managing relationships and contracts with worldwide clients and business partners, and providing legal representation for all of the Heritage Global companies.  Mr. Sklar received a Bachelor of Science in economics from the Wharton School of the University of Pennsylvania and a Juris Doctorate from Wayne State University Law School.

Brian Cobb, age 37, currently serves as the Company’s interim principal financial officer upon being appointed as Vice President of Finance and Controller in March 2021 to fill the vacancy created by the recent resignation of Scott West. Prior to his recent appointment, Mr. Cobb served as the Company’s Corporate Controller for over two years and held the position of Director of Financial Reporting with the Company when he first started with the Company in July 2017. Before joining the Company in 2017, Mr. Cobb was a manager in the assurance practice of PricewaterhouseCoopers.

David Ludwig— The principal occupation and employment experience of Mr. Ludwig during the last five years is set forth above under the heading “Proposal No. 1: Election of Class III Directors—Directors Whose Terms of Office Will Continue after this Meeting.”

Nicholas Dove, age 31, currently serves as President, Industrial Assets Division of the Company. Mr. Nicholas Dove previously served as Executive Vice President of Sales of Heritage

Global Partners since August 2017. From July 2012 to July 2017, Nicholas Dove served as one of Heritage Global Partners’ Director of Sales. Nicholas Dove is the son of Kirk Dove and nephew of Ross Dove.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following sections provide an explanation and analysis of our executive compensation program and the material elements of total compensation paid to each of our named executive officers. Included in the discussion is an overview and description of:

•	our compensation philosophy and program;

•	the objectives of our compensation program;

•	what our compensation program is designed to reward;

•	each element of compensation;

•	why we choose to pay each element;

•	how we determine the amount for each element; and

•
how each compensation element and our decision regarding that element fit into our overall compensation objectives and affect decisions regarding other elements, including the relationship between our compensation objectives and our overall risk management.

In reviewing our executive compensation program, we considered issues pertaining to policies and practices for allocating between long-term and currently paid compensation and those policies for allocating between cash and non-cash compensation. We also considered the determinations for granting awards, performance factors for our company and our named executive officers, and how specific elements of compensation are structured and taken into account in making compensation decisions. Questions related to the benchmarking of total compensation or any material element of compensation, the tax and accounting treatment of particular forms of compensation and the role of executive officers (if any) in the total compensation process also are addressed where appropriate. In addition to the named executive officers discussed below, we had 44 salaried employees as of April 15, 2021.

Named Executive Officers

Our named executive officers for the last completed fiscal year were as follows:

•	Ross Dove, President and Chief Executive Officer;

•	David Ludwig, President, Financial Assets Division; and

•	Nicholas Dove, President, Industrial Assets Division.

Overview of our Compensation Program and Compensation Philosophy and Objectives

We compensate our executive management through a combination of base salaries, merit-based performance bonuses, and long-term equity compensation. We adhere to the following compensation policies, which are designed to support the achievement of our business strategies:

•
Our executive compensation program should strengthen the relationship between compensation, both cash and equity-based, and performance by emphasizing variable, at-risk earnings that are dependent upon the successful achievement of specified corporate, business unit and individual performance goals.

•	A portion of each executive’s total compensation should be comprised of long-term, at-risk compensation to focus management on the long-term interests of stockholders.

•
An appropriately balanced mix of at-risk incentive cash and equity-based compensation aligns the interests of our executives with that of our stockholders. The equity-based component promotes a continuing focus on building profitability and shareowner value.

•
Total compensation should enhance our ability to attract, retain, motivate and develop knowledgeable and experienced executives upon whom, in large part, our successful operation and management depends.

•	Total compensation should encourage our executives to ensure that the risks involved in any business decision align that executive’s potential personal return with maximal return to stockholders.

A core principle of our executive compensation program is the belief that compensation paid to executive officers should be closely aligned with our near- and long-term success, while simultaneously giving us the flexibility to recruit and retain the most qualified key executives. Our compensation program is structured so that it is related to our stock performance and other factors, direct and indirect, all of which may influence long-term stockholder value and our success.

We utilize each element of executive compensation to ensure proper balance between our short- and long-term success as well as between our financial performance and stockholder return. In this regard, we believe that the executive compensation program for our named executive officers is consistent with our financial performance and the performance of each named executive officer. We have not utilized the services of compensation consultants in determining or recommending executive or director compensation.

Role of the Compensation Committee

Our Compensation Committee oversees and approves all compensation and awards made to our executive officers to the extent their compensation is not determined by preexisting employment agreements. The Compensation Committee reviews the performance and compensation of the executive officers, without their participation, and establishes their compensation accordingly, with consultation from others when appropriate.

Elements of Our Named Executive Officer Compensation Program

The compensation we provide to our named executive officers is primarily comprised of three elements: base salary, bonuses, and equity incentive grants. We believe that offering these elements of compensation allows us to meet each of the objectives of our compensation philosophy, as well as to remain competitive with the market for acquiring executive talent. We also provide our named executive officers with certain other benefits and perquisites that are discussed below under “Other Compensation.”

Base Salary

Unless specified otherwise in an employment agreement, the base salaries of our named executive officers are evaluated annually. In evaluating appropriate pay levels and salary increases for such officers, the Compensation Committee uses a subjective analysis, considering achievement of our strategic goals, level of responsibility, individual performance, and internal equity and external pay practices. In addition, the Committee considers the scope of the executives’ responsibilities, taking into account competitive market compensation for similar positions where available, as well as seniority of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by our Board and Compensation Committee. The Compensation Committee does not use any specific benchmark in the determination of base salaries.

Bonuses

Bonus awards are designed to focus management attention on key operational goals for the current fiscal year. Our executives may earn a bonus based upon achievement of their specific operational goals and achievement by us or our business unit of financial targets. Cash bonus awards are distributed based upon the Company and the individual meeting performance criteria objectives. The final determination for all bonus payments is made by our Compensation Committee based on a subjective analysis of the foregoing elements, except where the bonus is provided for in an employment agreement or other contractual obligation between the Company and the executive.

We set bonuses based on a subjective analysis of certain performance measures in order to maximize and align the interests of our officers with those of our stockholders. Although performance goals are generally standard for determining bonus awards, we have and will consider additional performance rating goals when evaluating the bonus compensation structure of our executive management. In addition, in instances where the employee has responsibility over a specific area, performance goals may be directly tied to the overall performance of that particular area.

For 2020, Mr. Ross Dove received a performance bonus calculated as follows: after we achieve the consolidated net operating income target and the Heritage Global Partners auction division achieves the net operating income target, Mr. Dove may share in a potential bonus pool of 5% of consolidated net operating income (to be shared also with the Executive Management

Group). In 2020, Ross Dove earned a bonus of $48,000. In 2019, Ross Dove earned a bonus of $40,250. Pursuant to an agreement reached between Mr. Dove and former board member Mr. Emmett DeMoss, and further approved by the remaining board members, one-half of Mr. Dove’s 2019 bonus was paid to Mr. Dove and the other half was paid directly to Mr. Emmett DeMoss from the Company in consideration of Mr. DeMoss’ ongoing strategic consulting services. For 2021, Mr. Ross Dove will be eligible to receive a performance bonus of up to 50% of base salary based on a combination of meeting certain individual key performance indicators set by the Board and the Company meeting certain earnings per share growth metrics.

For 2020, Mr. Ludwig received a performance bonus calculated in accordance with an Addendum to the Employment Agreements of David and Tom Ludwig (the “Addendum”), effective on June 1, 2018. Pursuant to the Addendum, for each calendar year, NLEX will allocate 30% of its Net Operating Income in the aggregate for cash incentive awards. Also pursuant to the Addendum, for each calendar year, NLEX will allocate 20% of its Principal Net Operating Income for cash incentive awards. Each year David Ludwig will recommend to our Board of Directors the NLEX employees (including David Ludwig) entitled to receive a portion, as well as the portion to be received by Mr. Ludwig. In 2019 and 2020, Mr. Ludwig earned a bonus of $689,490 and $462,959, respectively.

In 2020 and 2019, Nicholas Dove earned a bonus of $685,949 and $337,654, respectively. Mr. Nicholas Dove’s performance bonus was calculated as follows: the first $50,000 of HGP’s divisional Net Operating Income, plus 10% of excess divisional Net Operating Income of HGP over $50,000.

As Mr. Ludwig’s, Mr. Ross Dove’s and Mr. Nicholas Dove’s bonuses are closely tied to our profitability, we believe the bonus structure does not encourage inappropriate risk-taking on their part.

Equity Incentive Grants

In keeping with our philosophy of providing a total compensation package that favors at-risk components of pay, long-term incentives can comprise a significant component of our executives’ total compensation package. These incentives are designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees. Our objective is to provide executives with above-average, long-term incentive award opportunities.

We view stock options as our primary long-term compensation vehicle for our executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if our stock price increases. Grants of stock options generally are based upon our performance, the level of the executive’s position, and an evaluation of the executive’s past and expected future performance. We do not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

We believe that stock options will continue to be used as the predominant form of stock-based compensation. In 2016, our named executives participated in a Company-wide stock option grant. On May 2, 2019 and June 1, 2020, the Company granted 42,500 and 45,000 options to purchase common stock, respectively (which was made in connection with an addendum to the Employment Agreement of David Ludwig) (see “Grants of Plan-Based Awards” below, for details). No other options were granted to any of our named executive officers during 2019 and 2020.

Other Compensation

In addition to the primary compensation elements discussed above, we provide our named executive officers with the following limited benefits and perquisites (which are described in more detail below in footnotes 2 and 4 to the 2020 Summary Compensation Table): the Company provided for the payment of an automobile allowance to Mr. Ross Dove in the amount of $14,029 for 2019 and 2020, and the Company provided for the payment of club membership dues for Mr. Ludwig in the amount of $9,513 and $8,773 for 2019 and 2020, respectively. We consider these additional benefits to be a part of a named executive officer’s overall compensation. These benefits generally do not impact the level of other compensation paid to our named executive officers, due to the fact that the incremental cost to us of these benefits and perquisites represents a small percentage of each named executive officer’s total compensation package. We believe that these enhanced benefits and perquisites provide our named executive officers with security, convenience and support services that allow them to focus attention on carrying out their responsibilities to us. In addition, we believe that these benefits and perquisites help us to be competitive and retain talented executives. There were no pension or change in control benefits in either 2019 or 2020.

Upon termination of employment by us without cause, Mr. Ross Dove is entitled to 12 months base salary and a pro rata share of the bonus payable in the fiscal year of termination. Any bonus payable is based on the termination date (provided that, as of the termination date, the performance criteria established with respect to the bonus for the fiscal year have been met), subject to certain conditions.

Upon termination of employment by us without cause, Mr. Ludwig is entitled to receipt of his base salary, payable in equal monthly installments that would have been received through the last day of the term of his Employment Agreement. Mr. Ludwig does not receive any compensation for his service as a director on our Board because he is employed by the Company.

Anti-Hedging of Company Stock

The Company maintains an anti-hedging policy in its Code of Conduct. The Company’s policy prohibits directors, officers and employees, with respect to the Company’s stock, from trading on a short-term basis, engaging in short sales, or buying or selling puts or calls. Moreover, all transactions in the Company’s stock by directors and officers must be cleared by the Corporation’s secretary. The Company believes that it is improper and inappropriate for its directors, officers and employees to engage in short-term or speculative transactions involving the Company’s stock.

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement.

In 2015, the SEC issued proposed rules regarding the adoption of “claw back” policies by publicly listed companies in accordance with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). If and when final SEC rules implementing these requirements have become effective, publicly listed companies will be required to adopt a “claw back” policy providing for the recovery of certain incentive-based compensation from the executive officers of the company in the event the company is required to restate its financials as a result of material noncompliance of the company with any financial reporting requirements under the securities laws. The Company intends to adopt a compensation recoupment policy that will comply with the requirements of the Dodd-Frank Act if and when such final rules have become effective.

2020 Summary Compensation Table

The following table provides information regarding the compensation earned by each of our named executive officers for the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)		Stock Awards ($)[3]		All Other Compensation ($)		Total ($)
Ross Dove	2020	350,000	48,000		--		14,029	(2)	412,029
President and Chief Executive Officer	2019	350,000	40,250	(1)	--		14,029	(2)	404,279
David Ludwig	2020	400,000	462,959		42,404	(3)	8,773	(4)	914,136
President, Financial Assets	2019	400,000	689,490		29,750	(3)	9,513	(4)	1,128,753
Nicholas Dove	2020	181,250	685,949		--		--		867,199
President, Industrial Assets	2019	175,000	337,654		--		--		512,654

(1)
This amount represents Mr. Dove’s full 2019 bonus, however one-half of Mr. Dove’s 2019 bonus was paid to Mr. Dove and the other half was paid directly to Mr. Emmett DeMoss from the Company in consideration of Mr. DeMoss’ ongoing strategic consulting services. Refer to the “Bonuses” section above for more information.

(2)	This amount represents payment for an automobile allowance.

(3)	See “— Grants of Plan-Based Awards,” below, for details regarding the assumptions made in the valuation of these stock awards.

(4)	This amount includes membership dues. Membership dues paid on behalf of Mr. Ludwig were $8,773 and $9,513, for 2020 and 2019, respectively.

Grants of Plan-Based Awards

On June 1, 2018, the Company granted 300,000 shares of Company restricted common stock in connection with an addendum to the Employment Agreement of David Ludwig. The shares are subject to certain restrictions on transfer and a right of repurchase over five years, ending May 31, 2023, and require a continued term of service to the Company. All restricted common stock was issued with grant date fair value of $0.43 per share and an exercise price of zero. On May 2, 2019, the Company granted 42,500 options to purchase common stock at an exercise price of $0.70 per share, and on June 1, 2020, the Company granted 45,000 options to purchase common stock at an exercise price of $1.41 per share, each of which were issued in connection with an addendum to the Employment Agreement of David Ludwig. No other option grants were made to our named executive officers noted above during 2019 and 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the detail of outstanding equity awards at December 31, 2020.

Name	Number of Securities Underlying Unexercised Options: Exercisable		Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price($/Share)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Units of Stock That Have Not Vested
David Ludwig	200,000	(1)	—		$0.45	December 9, 2026	N/A		N/A
Ross Dove	325,000	(1)	—		$0.45	December 9, 2026	N/A		N/A
Nicholas Dove	45,000	(1)	—		$0.45	December 9, 2026	N/A		N/A
David Ludwig	—		—		N/A	N/A	300,000	(2)	$0.43
David Ludwig	10,625	(3)	31,875	(3)	$0.70	May 1, 2029	N/A		N/A
David Ludwig	—		45,000	(4)	$1.41	June 1, 2030	N/A		N/A

(1)	The options vest 25% annually beginning on the first anniversary of the December 9, 2016 grant date.

(2)
The Company granted 300,000 shares of Company restricted common stock in connection with an addendum to the Employment Agreement of David Ludwig (as described previously in “Grants of Plan-Based Awards”).

(3)
The Company granted 42,500 options to purchase common stock in connection with an addendum to the Employment Agreement of David Ludwig (as described previously in “Grants of Plan-Based Awards”). The options vest 25% annually beginning on June 1, 2020.

(4)
The Company granted 45,000 options to purchase common stock in connection with an addendum to the Employment Agreement of David Ludwig (as described previously in “Grants of Plan-Based Awards”). The options vest 25% annually beginning on June 1, 2021.

There were no adjustments or changes in the terms of any of our option awards in 2020 or 2019.

Compensation of Directors

Each director who is not an employee receives a $20,000 per year cash retainer, $1,000 per meeting attended in person or by telephone, and an annual grant of stock options to purchase 10,000 shares of common stock, which is awarded in March of each year (with the exception of Mr. Ludwig, who does not receive compensation for his service as a director). In addition, the Chairman of the Board receives a cash retainer of $75,000 per year, the Chair of the Audit Committee receives a cash retainer of $10,000 per year, Audit Committee members who are not the chair receive a cash retainer of $5,000 per year, and other committee chairpersons receive an annual cash retainer of $2,000 per year. The directors are also eligible to receive options under our stock option plans at the discretion of the Board. One-half of Mr. Ross Dove’s 2019 bonus was paid directly to Mr. Emmett DeMoss from the Company in consideration of Mr. DeMoss’ ongoing strategic consulting services.

The following table sets forth the aggregate compensation for services rendered during fiscal 2020 by each person serving as a director.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)		Total ($)
Allan C. Silber	101,000		5,576		106,576
Samuel L. Shimer	38,000		5,576		43,576
Morris Perlis	32,500		5,576		38,076
J. Brendan Ryan	24,000		5,576		29,576
Michael Hexner	33,000		5,576		38,576
Barbara Sinsley	18,418		46,895		65,313
Kelly Sharpe	5,543		31,223		36,766
Emmett DeMoss	39,734	(2)	17,689	(2)	57,422
David Ludwig (3)	—		—		—
Ross Dove (3)	—		—		—

(1)
The value included in this column represents the grant date fair value of the option award computed in accordance with FASB ASC Topic 718. The number of shares underlying stock options granted during 2020 for each of the directors listed in the table was as follows:  Mr. Silber — 10,000; Mr. Perlis — 10,000; Mr. Ryan — 10,000; Mr. Shimer — 10,000; Mr. Hexner — 10,000; Ms. Sinsley — 25,000, Ms. Sharpe — 25,000; Mr. DeMoss — 25,000.

(2)	Mr. DeMoss received $31,483 and 15,000 stock options as compensation for providing consulting services to the Company subsequent to his resignation from the Board in May 2020.

(3)	Director was not compensated for his service on the Board during 2020 due to the compensation he received for his employment as one of our executive officers.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The appointment of our independent auditor will be approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

Baker Tilly was our independent registered public accounting firm for the fiscal year ended December 31, 2020. As previously disclosed in our Current Report on Form 8-K filed with the SEC on November 5, 2020, the audit practice of Squar Milner, LLP, our former independent registered public accounting firm (“Squar Milner”), was acquired by Baker Tilly on November 1, 2020 in a transaction pursuant to which Squar Milner merged its operations with Baker Tilly and certain of the professional staff and partners of Squar Milner joined Baker Tilly either as employees or partners of Baker Tilly. On November 1, 2020, Squar Milner resigned as the Company’s independent registered public accounting firm and, with the approval of the Audit Committee and the Board, Baker Tilly was engaged as the Company’s independent registered public accounting firm, effective on such date.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Squar Milner’s reports regarding the Company’s financial statements for the fiscal year ended December 31, 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal year ended December 31, 2019 and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, the date of Squar Milner’s resignation, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused it to make reference to such disagreement in its reports. During the fiscal year ended December 31, 2019 and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K. The Company provided Squar Milner and Baker Tilly with a copy of this Proxy Statement prior to its filing with the Securities and Exchange Commission. We requested that Squar Milner furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. We also requested that Baker Tilly furnish the Company with a letter addressed to the Securities and Exchange Commission stating any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made above.

On November 1, 2020 (the “Engagement Date”), we engaged Baker Tilly as our independent auditors for the fiscal year ending December 31, 2021. The decision to engage Baker Tilly as our independent registered public accounting firm was approved by the Audit Committee.

Representatives of Baker Tilly, which combined with the Company’s former auditor Squar Milner, are expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if they wish. They are also expected to be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by Baker Tilly for the audit of our annual consolidated financial statements and fees for other services rendered by Baker Tilly for fiscal year 2020:

Baker Tilly	Year Ended December 31, 2020
Audit Fees	$89,248
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$89,248

The following table presents fees for professional audit services rendered by Squar Milner for the audit of our annual consolidated financial statements and fees for other services rendered by Squar Milner for fiscal year 2019 and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, the resignation date of Squar Milner:

Squar Milner	January 1, 2020 – November 1, 2020	Year Ended December 31, 2019
Audit Fees	$45,360	130,000
Audit-Related Fees	34,274	—
Tax Fees	—	—
All Other Fees	15,212	—
Total	$94,846	130,000

Pre-Approval Policy of Audit and Non-Audit Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Audit Committee charter contains a policy requiring the Audit Committee to pre-approve any audit-related and permitted non-audit services performed by the independent registered public accounting firm. All proposals for services to be provided by the independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to the Chairman of the Audit Committee and the principal financial officer. The principal financial officer authorizes services that have been pre-approved by the Audit Committee. If there is any question as to whether a proposed service fits within a pre-approved service, the Audit Committee chair is consulted for a determination. The principal financial officer submits requests or applications to provide services that have not been pre-approved by the Audit Committee, which must include an affirmation by the principal financial officer and the independent registered public accounting firm that the request or application is consistent with the SEC’s rules on auditor independence, to the Audit Committee (or its Chair or any of its other members pursuant to delegated authority) for approval.

Audit Services. Audit services include the financial statement audit (including annual and quarterly reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our financial statements. The Audit Committee pre-approves specified annual audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which historically have been provided to us by the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence. The Audit Committee pre-approves specified audit-related services within pre-approved fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Services. The Audit Committee pre-approves specified tax services that the Audit Committee believes would not impair the independence of the independent registered public accounting firm and that are consistent with SEC rules and guidance. All other tax services must be specifically approved by the Audit Committee.

All Other Services. Other services are services provided by the independent registered public accounting firm that do not fall within the established audit, audit-related and tax services categories. The Audit Committee pre-approves specified other services that do not fall within any of the specified prohibited categories of services.

The Audit Committee pre-approved all services provided by Baker Tilly and Squar Milner in 2020. The Audit Committee has pre-approved all services anticipated to be provided by Baker Tilly during 2021.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE FOR THE RATIFICATION OF BAKER TILLY US, LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

The Audit Committee consists of three members of the Board, each of whom has been determined by the Board to be financially literate, as contemplated by the Nasdaq Stock Market Rules. The Board has determined that Kelly Sharpe is an “audit committee financial expert,” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is independent, within the meaning of such term under the independence requirements for audit committee membership of the Nasdaq Stock Market Rules, Rule 10A-3 under the Exchange Act and the SEC’s rules and regulations.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal controls over financial reporting and the performance, qualification and independence of the Company’s independent registered public accounting firm.

The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.

The Audit Committee has reviewed and discussed the Company’s December 31, 2020 audited consolidated financial statements and effectiveness of internal controls over financial reporting with management and with its independent registered public accounting firm, Baker Tilly.

The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board’s (the “PCAOB”), the SEC and the Audit Committee’s charter.

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

The foregoing report has been approved by the Audit Committee.

Kelly Sharpe (Chair)
Samuel Shimer
Barbara Sinsley

PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described above in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee of the Board of Directors has structured our executive compensation program to achieve the following key objectives:

•
strengthen the relationship between compensation and performance by emphasizing earnings that are dependent upon the successful achievement of specified corporate, business unit and individual performance goals;

•	focus and align the interests management on the long-term interests of stockholders;

•	attract, retain, motivate and develop knowledgeable and experienced executives; and

•	ensure that the risks involved in any business decision align that of executive’s potential personal return with maximal return to stockholders.

We urge shareholders to read the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 22 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the 2020 Summary Compensation Table and other related compensation tables and narrative, appearing on pages 28 through 31, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement are effective in achieving our compensation objectives and contribute to the Company’s performance.

In accordance with Section 14A of the Exchange Act, the Board is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive pay program on an advisory basis by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders of Heritage Global Inc. approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board and the Compensation Committee. The say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this Proxy Statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE RECOMMEND A VOTE “FOR” THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are required to submit to our shareholders an advisory vote as to whether the shareholder advisory vote to approve the compensation of our named executive officers—Proposal No. 3 above—should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

In formulating its recommendation, our Board of Directors has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•
Our compensation program is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, the Company’s long-term compensation, which constitutes a significant portion of the compensation of its named executive officers;

•
A three-year vote cycle gives our Board of Directors sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to the Company’s executive compensation policies and procedures; and

•	A three-year cycle will provide shareholders sufficient time to evaluate the effectiveness of the Company’s short- and long-term compensation strategies and related business outcomes.

In accordance with Section 14A of the Exchange Act, the Board is presenting this proposal, which gives shareholders the opportunity to endorse, on an advisory basis, the frequency upon which an advisory vote on our executive pay program shall be conducted, by voting “FOR” or “AGAINST” the following resolution:

“RESOLVED, that the shareholders of Heritage Global Inc. approve, on an advisory basis, the proposal to conduct an advisory vote on compensation of the company’s named executive officers as disclosed in the Company’s proxy statement pursuant to Item 402 of Regulation S-K, every year, two years, or three years; provided, the option that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by the shareholders.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, as this is an advisory vote, the result will not be binding on our Board of Directors or the Company. The Compensation Committee will consider the outcome of the vote when determining how often the Company should submit to its shareholders an advisory vote to approve the compensation of its named executive officers included in its proxy statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “EVERY THREE YEARS”.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR “EVERY THREE YEARS” FOR THE FREQUENCY OF THE NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION.

SHAREHOLDER PROPOSALS FOR THE
2022 ANNUAL MEETING OF SHAREHOLDERS

How do I Submit a Proposal for Inclusion in Next Year’s Proxy Statement?

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2022 annual meeting of shareholders under Exchange Act Rule 14a-8, please send it to the Secretary, Heritage Global Inc., 12625 High Bluff Drive, Suite 305, San Diego, CA, 92130. Your proposal must comply with the requirements of the SEC to be eligible for inclusion. Under the rules of the SEC, proposals must be received no later than February 9, 2022, unless the date of the 2022 annual meeting of shareholders is more than 30 days before or after June 9, 2022, in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

How do I Make a Proposal to be Considered at an Annual Meeting of Shareholders or Make a Nomination at an Annual Meeting of Shareholders?

Our Restated By-laws provide that if a shareholder desires to make a proposal to be considered at an annual meeting or nominate persons for election as directors, the shareholder must provide written notice of an intent to make such nomination, which the Secretary of the Company must receive at our principal executive offices no later than close of business on the fifth day following the date on which notice of the meeting was first given to the shareholders; provided that the Company is not required to include in its proxy statement any proposal that does not comply with the requirements under the Exchange Act, including Rule 14a-8 of the Exchange Act discussed above.

In order for a shareholder director nomination to be considered in proper form, the shareholder’s notice of nominations must set forth:

•	The name and address of the shareholder making the nomination and person(s) to be nominated;

•
all information relating to the individual being nominated that is required to be disclosed in solicitations of proxies for election of directors in an election contest and such individual’s written consent to be named in a proxy statement as a nominee and to serve as a director if elected;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•
a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to propose such business.

To be in proper form for shareholder proposals, the shareholder must provide the Board of the Company Secretary with notice of intention to present a proposal for action, and such notice must include:

•	the number of voting securities that the shareholder holds of record and which are beneficially owned;

•	the text of the proposal to be presented at the annual meeting of shareholders; and

•	a statement in support of such proposal.

The Company may require any individual nominated to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Company.

GENERAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents securities authorized for issuance under our equity compensation plans at December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Heritage Global Inc. 2016 Stock Option Plan	2,071,850	$0.60	501,019

Equity compensation plans not approved by security holders:
2010 Non-Qualified Stock Option Plan	1,100,000	$0.57	150,000
Accredited Personnel Stock Option Plan	344,375	$0.96
Total	3,516,225	$0.63	651,019

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of these reports. Based upon our review of reports filed with the SEC by the reporting persons, and based upon written representations received from certain of the reporting persons, we believe that all of the reporting persons timely complied with the reporting requirements of Section 16(a) of the Exchange Act during 2020, except for the following transactions, which were not reported timely due to administrative delays: one grant that was made to Messrs. Shimer, Silber, Perlis, Hexner, Ryan, and Demoss on March 31, 2020 that was not reported until April 6, 2020; one grant that was made to Mr. Ludwig on May 2, 2019 that was not reported until June 5, 2020; one grant that was made to Ms. Sharpe on November 5, 2020 that was not reported until February 5, 2021; Ms. Sinsley became an insider on August 6, 2020, and a Form 3 was not filed until August 25, 2020; Mr. Nicholas Dove became an insider on September 17, 2020, and a Form 3 was not filed until October 5, 2020; and in addition to one grant made, Ms. Sharpe also became an insider on November 5, 2020, neither of which were reported until February 5, 2021.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report and proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company at 12625 High Bluff Drive, Suite 305, San Diego, CA, 92130, Attention: Secretary.

Other Business

The Board does not know of any matters which may be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders. If any other matters come before the meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

San Diego, California
April 26, 2021

HERITAGE GLOBAL INC. 12625 HIGH BLUFF DRIVE SUITE 305 SAN DIEGO, CA 92130 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HGBL2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D50301-P53655 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HERITAGE GLOBAL INC. The Board of Directors recommends you vote FOR the following: 1. The election of each of the nominees for Class III Nominees: 01) Brendan Ryan 02) Barbara Sinsley For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the appointment of Baker Tilly US, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2021; For Against Abstain 3. To approve, on an advisory, non-binding basis, the Company’s compensation of its named executive officers as disclosed in the attached Proxy Statement; The Board of Directors recommends you vote THREE years on the following proposal: EVERY YEAR ABSTAIN EVERY TWO YEARS EVERY THREE YEARS 4. To consider and act upon a non-binding, advisory proposal on the frequency of the advisory vote on the Company’s compensation of its named executive officers; and NOTE: To transact such other business, if any, as may be properly brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D50302-P53655 HERITAGE GLOBAL INC. Annual Meeting of Shareholders June 9, 2021 8:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Ross Dove and James Sklar, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HERITAGE GLOBAL INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 8:00 AM, PST on June 9, 2021, virtually at www.virtualshareholdermeeting.com/HGBL2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side